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                                                                     EXHIBIT 10A


                      ADVISORY AGREEMENT WITH FRED G. LUKE

                               ADVISORY AGREEMENT


        THIS ADVISORY AGREEMENT ("Agreement") is made this 12th day of August 1998, by and between NuVen Advisors, Inc., a Nevada corporation ("Advisor") and Scientific NRG, Incorporated, a Minnesota corporation (the "Company").

        WHEREAS, Advisor and Advisor=s Personnel (as defined below) have in excess of 25 years of experience in evaluating and effecting mergers and acquisitions, supervising corporate management, and in performing general administrative duties for publicly-held companies and development stage investment ventures; and

        WHEREAS, the Company desires to retain Advisor to advise and assist the Company in acquiring or merging with a new line of business or company on the terms and conditions set forth below.

        NOW, THEREFORE, in consideration of the mutual promises, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and Advisor agree as follows:

1.      ENGAGEMENT

        The Company hereby retains Advisor, effective the date hereof and continuing until termination, as provided herein, to assist the Company in it's formulation of growth and financing strategies (the "Services") including but not limited to effecting merger of the Company into or the acquisition of a privately-held company (the ?Initial Merger"). The Services are to be provided on a "best efforts" basis directly and through Advisor=s officers or others employed or retained and under the direction of Advisor (?Advisor=s Personnel"); provided, however, that the Services shall expressly exclude all legal advice, accounting services or other services which require licenses or certification which Advisor may not have.

        The Company expressly retains the right to approve, in its sole discretion, the Initial Merger and each Business Opportunity (as defined below) introduced by Advisor, and to make all final decisions with respect to effecting a transaction on the Initial Merger or any Business Opportunity.

2.      TERM

        This Agreement shall have an initial term of one (1) year (the "Primary Term"). At the conclusion of the Primary Term this Agreement will automatically be extended on an annual basis (the "Extension Period") unless Advisor or the Company shall serve written notice on the other party terminating the Agreement. Any notice to terminate given hereunder shall be in writing and shall be delivered at least thirty (30) days prior to the end of the Primary Term or any subsequent Extension Period.


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3.      TIME AND EFFORT OF ADVISOR

        Advisor shall allocate time and Advisors Personnel as it deems necessary to provide the Services. The particular amount of time may vary from day to day or week to week. Except as otherwise agreed, Advisor=s monthly statement identifying, in general, tasks performed for the Company shall be conclusive evidence that the Services have been performed. Additionally, in the absence of willful misfeasance, bad faith, negligence or reckless disregard for the obligations or duties hereunder by Advisor, neither Advisor nor Advisor=s Personnel shall be liable to the Company or any of its any shareholders for any act or omission in the course of or connected with rendering the Services, including but not limited to losses that may be sustained in any corporate act in the Initial Merger, or in any subsequent merger, asset purchase or sale of assets by the Company, or financing transaction where the Company provides capital for an interest or rights for a particular business venture, or any investment undertaken by the Company as a result of advice provided by Advisor or Advisor=s Personnel (collectively a "Business Opportunity").

4.      COMPENSATION

        If, as a result of providing the Services or otherwise, Advisor is successful effecting the Initial Merger, the Company agrees to pay Advisor a fee equal to ten percent (10%) of the capitalization (the "Introduction Fee Shares") of the Company at the closing of the Initial Merger.

        Additionally, following the Initial Merger, if Advisor is successful in introducing a subsequent Business Opportunity introduced by Advisor which is acquired in whole or in part, by purchase, merger, or otherwise, the Company agrees to pay Advisor a fee equal to five percent (5%) of the value of each Business Opportunity. The fee for the introduction of each Business Opportunity shall be referred to herein, in each instance, as the ?Transaction Fee", and such fee shall be payable upon the closing date each such transaction.

        As incentive to execute this Agreement, the Company will cause the grant to Advisor of an option to purchase shares of common stock of the
        Company: The option (the "Option") shall grant Advisor the right to acquire common stock equal to four and nine-tenths percent (4.9%) of the shares outstanding of the Company immediately following the Initial Merger (the "Option Shares") exercisable at a price of one hundred ten percent (110%) of the 10-day moving average closing bid price per share of such common stock on the date hereof (the "Exercise Price"). The right of Advisor to exercise such Option will vest to Advisor upon execution of a definitive agreement with respect to the Initial Merger.

        The Transaction Fee, subject to the conditions set forth herein, may be paid in cash or in shares of common stock of the Company. The Company and Advisor acknowledge that in the event Advisor, as a result of this Agreement, receives shares of Company's common stock, it may be considered an affiliate subject to Section 16(b) of the Securities Exchange Act of 1934 (the "'34 Act"). In this regard the Company and Advisor agree, that for purposes of any "profit" computation under
        Section 16(b) of the '34 Act, the price paid for such shares is equal to the Transaction Fee.


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5.      OTHER SERVICES

        In addition to the Initial Fee Shares, the Introduction Fee Shares, the Option Shares and Transaction Fee Shares, if any, Advisor agrees to provide on-going merger and acquisition prospecting on behalf of the Company following the Initial Merger and, in consideration for such advisory services, Advisor shall be entitled to a fee ("Advisory Fee") equal to Ten Thousand Dollars (USD $10,000), payable monthly in cash or shares of common stock of the Company (the "Advisory Shares").

6.      REGISTRATION OF SHARES

        No later than ten (10) days following an event giving rise to the obligation by the Company to pay Advisor the Fee Shares, to deliver the Option Shares, or to deliver shares as a Transaction Fee or Advisory Fee (by issuing shares of its common stock for said fee in lieu of cash), the Company will cause such shares to be registered with the Securities and Exchange Commission under a Form S-8 or other applicable registration statement, and it shall cause such registration statement to be remain effective at all times while Advisor holds such shares. At Advisor's election, such shares may be issued prior to registration in reliance on exemptions from registration provided by Section 4(2) of the Securities Act of 1933 (the "'33 Act"), Regulation D of the '33 Act, and applicable state securities laws. Such issuance or reservation of shares shall be in reliance on representations and warranties of Advisor set forth herein. Failing to register such shares, or maintain the effectiveness of the applicable registration statement, the Company shall satisfy any Transaction Fee and/or Advisory Fee in cash within ten
        (10) days of receipt of Advisor's statement setting out the amount and type of fee then due and payable.

7.      COSTS AND EXPENSES

        Following the Initial Merger, any and all out-of-pocket expenses incurred during the Primary Term hereof shall be paid by the Company, or reimbursed to Advisor if paid by Advisor on behalf of the Company, within thirty (30) days of receipt of written notice by Advisor, provided that the Company must approve in advance all such expenses in excess of $500 per month.

8.      PLACE OF SERVICES

        The Services provided by Advisor or Advisor's Personnel hereunder will be performed at Advisor's offices except as otherwise mutually agreed by Advisor and the Company.

9.      INDEPENDENT CONTRACTOR

        Advisor and Advisor's Personnel will act as an independent contractor in the performance of its duties under this Agreement. Accordingly, Advisor will be responsible for payment of all federal, state, and local taxes on compensation paid under this Agreement, including income and social security taxes, unemployment insurance, and any other taxes due relative to Advisor's Personnel, and any and all business license fees as may be required. This Agreement neither expressly nor impliedly creates a relationship of principal and agent, or employee and employer, between Advisor=s Personnel and the Company. Neither Advisor nor Advisor=s Personnel are authorized to enter into any agreements on behalf of the Company.


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10.     REJECTED BUSINESS COMBINATION

        If, during the Primary Term of this Agreement or any Extension Period, the Company elects not to proceed to acquire, finance or participate in any Business Opportunity identified and/or selected by Advisor, notwithstanding the time and expense the Company may have incurred reviewing such Business Opportunity, Advisor shall be entitled to acquire such rejected Business Opportunity for its own account or submit such Business Opportunity elsewhere, and Advisor shall be entitled to any and all profits or fees resulting from Advisor's purchase, referral or placement of any Business Opportunity.

11.     NO AGENCY EXPRESS OR IMPLIED

        This Agreement neither expressly nor impliedly creates a relationship of principal and agent between the Company and Advisor, or employee and employer as between Advisor's Personnel and the Company.

12.     TERMINATION

        The Company and Advisor may terminate this Agreement prior to the expiration of the Primary Term upon thirty (30) days written notice with mutual written consent. Failing to have mutual consent, without prejudice to any other remedy to which the terminating party may be entitled, if any, either party may terminate this Agreement with thirty
        (30) days written notice under the following conditions:

        (A) By the Company.

            (i) If during the Primary Term of this Agreement or any Extension Period, Advisor is unable to provide the Services as set forth herein for thirty (30) consecutive business days because of illness, accident, or other incapacity of Advisor=s Personnel; or,

            (ii) If Advisor willfully breaches or neglects the duties required to be performed hereunder; or,

        (B) By Advisor.

            (i) If the Company breaches this Agreement or fails to make any payments or provide information required hereunder; or,

            (ii) If the Company ceases its present line of business or, other than as a result in the Initial Merger or purchase of a subsequent Business Opportunity, it sells a controlling interest or substantially all of its assets to a third party, or agrees to a consolidation or merger of itself with or into another corporation, or enters into such a transaction outside of the scope of this Agreement, or sells substantially all of its assets to another corporation, entity or individual outside of the scope of this Agreement; or,

            (iii) If the Company has a receiver appointed for its business or assets, or otherwise becomes insolvent or unable to timely satisfy its obligations in the ordinary course of business including but not limited to the obligation to pay or cause the payment of any Transaction Fee(s) or Advisory Fees; or,


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            (iv)  If the Company institutes, makes a general assignment for the benefit of creditors, has instituted against it any bankruptcy proceeding for reorganization for rearrangement of its financial affairs, files a petition in a court of bankruptcy, or is adjudicated a bankrupt; or,

            (v) If any of the disclosures made herein or subsequent hereto by the Company to Advisor are determined to be materially false or misleading.

        In the event Advisor elects to terminate without cause or this Agreement is terminated prior to the expiration of the Primary Term or any Extension Period by mutual written agreement, or by the Company for the reasons set forth in A(i) and (ii) above, the Company shall only be responsible to pay Advisor for unreimbursed expenses accrued up to and including the effective date of termination. If this Agreement is terminated by the Company for any other reason, or by Advisor for reasons set forth in B(i) through (v) above, Advisor shall be entitled to any outstanding unpaid portion of reimbursable expenses, Transaction Fees, if any, and the balance of the Advisory Fee for the remainder of the unexpired portion of the applicable term (Primary Term or Extension Period) of the Agreement.

13.     INDEMNIFICATION

        Subject to the provisions herein, the Company and Advisor agree to indemnify, defend and hold each other harmless from and against all demands, claims, actions, losses, damages, liabilities, costs and expenses, including without limitation, interest, penalties and attorneys' fees and expenses asserted against or imposed or incurred by either party by reason of or resulting from any action or a breach of any representation, warranty, covenant, condition, or agreement of the other party to this Agreement.

14.      REMEDIES

        Advisor and the Company acknowledge that in the event of a breach of this Agreement by either party, money damages would be inadequate and the non-breaching party would have no adequate remedy at law. Accordingly, in the event of any controversy concerning the rights or obligations under this Agreement, such rights or obligations shall be enforceable in a court of equity by a decree of specific performance. Such remedy, however, shall be cumulative and non-exclusive and shall be in addition to any other remedy to which the parties may be entitled.

15.     MISCELLANEOUS

        (A) Subsequent Events. Advisor and the Company each agree to notify the other party if, subsequent to the date of this Agreement, either party incurs obligations which could compromise its efforts and obligations under this Agreement.

        (B) Amendment. This Agreement may be amended or modified at any time and in any manner only by an instrument in writing executed by the parties hereto.


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        (C)  Further Actions and Assurances. At any time and from time to time, each party agrees, at its or their expense, to take actions and to execute and deliver documents a may be reasonably necessary to effectuate the purposes of this Agreement.

        (D) Waiver. Any failure of any party to this Agreement to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed. The failure of any party to this Agreement to enforce at any time any of the provisions of this Agreement shall in no way be construed to be a waiver of any such provision or a waiver of the right of such party thereafter to enforce each and every such provision. No waiver of any breach of or non-compliance with this Agreement shall be held to be a waiver of any other or subsequent breach or non-compliance.

        (E) Assignment. Neither this Agreement nor any right created by it shall be assignable by either party without the prior written consent of the other.

        (F) Notices. Any notice or other communication required or permitted by this Agreement must be in writing and shall be deemed to be properly given when delivered in person to an officer of the other party, when deposited in the United States mails for transmittal by certified or registered mail, postage prepaid, or when deposited with a public telegraph company for transmittal, or when sent by facsimile transmission charges prepared, provided that the communication is addressed:

             (i)      In the case of the Company:

                      Scientific NRG, Incorporated
                      2246 Lindsay Way
                      Glendora, CA 31740
                      Telephone: 909-305-0322
                      Facsimile:

             (ii)     In the case of Advisor:
                      NuVen Advisors Inc.
                      4001 South Decatur Blvd., Suite 37-130
                      Las Vegas, NV 89103-5800
                      Telephone: (801) 277-8755
                      Facsimile: (801) 277-8755

             (iii)    With a copy to:
                      Archer & Weed
                      4695 MacArthur Court, Suite #530
                      Newport Beach, CA 92660
                      Telephone: (949) 475-9086
                      Telefax: (949) 475-9087

             or to such other person or address designated in writing by the Company or Advisor to receive notice.


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             (G)  Headings. The section and subsection headings in this
                  Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

             (H) Governing Law. This Agreement was negotiated and is being contracted for in the United States, State of California, and shall be governed by the laws of the State of California, and United States of America, notwithstanding any conflict-of-law provision to the contrary.

             (I) Binding Effect. This Agreement shall be binding upon the parties hereto and inure to the benefit of the parties, their respective heirs, administrators, executors, successors, and assigns.

             (J) Entire Agreement. This Agreement contains the entire agreement between the parties hereto and supersedes any and all prior agreements, arrangements, or understandings between the parties relating to the subject matter of this Agreement. No oral understandings, statements, promises, or inducements contrary to the terms of this Agreement exist. No representations, warranties, covenants, or conditions, express or implied, other than as set forth herein, have been made by any party.

             (K) Severability. If any part of this Agreement is deemed to be unenforceable the balance of the Agreement shall remain in full force and effect.

             (L) Counterparts. A facsimile, telecopy, or other reproduction of this Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, by one or more parties hereto and such executed copy may be delivered by facsimile of similar instantaneous electronic transmission device pursuant to which the signature of or on behalf of such party can be seen. In this event, such execution and delivery shall be considered valid, binding and effective for all purposes. At the request of any party hereto, all parties agree to execute an original of this Agreement as well as any facsimile, telecopy or other reproduction hereof.

             (M) Time is of the Essence. Time is of the essence of this Agreement and of each and every provision hereof.


                         [Signatures on following page]


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        IN WITNESS WHEREOF, the parties have executed this Agreement on the date above written.


                                               "Advisor"
                                               NUVEN ADVISORS, INC.
                                               a Nevada corporation


                                               By: /s/ FRED G. LUKE
                                                   -----------------------------
                                                   Name: Fred G. Luke
                                                   Title: President

                                               The "Company"
                                               SCIENTIFIC NRG, INCORPORATED
                                               a Minnesota corporation


                                               By: /s/ JONATHAN D. FORGY
                                                   -----------------------------
                                                   Name: Jonathan D. Forgy
                                                   Title: President


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